EXHIBIT 3.2

                                                          FEDERAL IDENTIFICATION
                                                                  No. 04-3195264

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

We, Jon A. Glydon, President, and Edwin L. Miller, Jr.,  Clerk,

of Earth and Ocean Sports, Inc.
       (Exact name of corporation)

located at 70 Airport Road, Hyannis, Massachusetts 02601
       (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted by unanimous written consent of the directors and stockholders of the Corporation dated _________________:

 _____________ shares of ______________ of _____________ shares outstanding being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

                                    ARTICLE I
                         THE NAME OF THE CORPORATION IS:
                          EARTH AND OCEAN SPORTS, INC.

                                   ARTICLE II

The purpose of the corporation is to engage in the following business activities:

         To engage, directly or indirectly, in the business of developing, acquiring, manufacturing and distributing sports products and related products and accessories; to engage in all activities related to the foregoing; and otherwise to do any and all acts and things permitted to be done by business corporations under the provisions of Chapter 156B, as amended, of the General Laws of the Commonwealth of Massachusetts.







                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue


------------------------------------------------- --------------------------------------------------------------------
               WITHOUT PAR VALUE                                            WITH PAR VALUE
------------------- ----------------------------- ---------------- ------------------------------- -------------------
       TYPE               NUMBER OF SHARES             TYPE               NUMBER OF SHARES             PAR VALUE
------------------- ----------------------------- ---------------- ------------------------------- -------------------
Common:             None                          Common           15,000,000                      $0.01
------------------- ----------------------------- ---------------- ------------------------------- -------------------
Preferred:          None                          Preferred:       500,000                         $0.01
------------------- ----------------------------- ---------------- ------------------------------- -------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

See Continuation Pages 4-1 through 4-2.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are: None.




                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Page 6-1.





**If there are no provisions state "None".

NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.







                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII
THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the Corporation in Massachusetts is:

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                     NAME                  RESIDENTIAL ADDRESS                   POST OFFICE ADDRESS

President:      Jon A. Glydon            100 Alderbrook Lane               70 Airport Road
                                         West Barnstable, MA 02668         Hyannis, Massachusetts 02601

Treasurer:      Brooks R. Herrick        30 Larkspor Road                  70 Airport Road
                                         E. Greenwich, RI 02818            Hyannis, Massachusetts 02601

Clerk:          Edwin L. Miller, Jr.     82 Sudbury Road                   c/o Testa, Hurwitz & Thibeault, LLP
                                         Weston, MA 02193                  125 High Street
                                                                           Boston, MA 02109

Directors:      Jon A. Glydon            100 Alderbrook Lane               70 Airport Road
                                         West Barnstable, MA 02668         Hyannis, Massachusetts 02601

                Steven J. Roth           192 East Emerson Road             92 Hayden Avenue
                                         Lexington, MA 02173               Lexington, MA 02173

                Thomas H. Conway         138 Barker Avenue                 92 Hayden Avenue
                                         Concord, MA 01742                 Lexington, MA 02173

                Dr. James J. McKenney    5 Winthrop Street                 5 Winthrop Street
                                         Lexington, MA 02173               Lexington, MA 02173

                Gustav A. Christensen    3 Idlewild Drive                  3 Idlewild Drive
                                         Lexington, MA 02173               Lexington, MA 02173

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: October.







d. The name and business address of the resident agent, if any, of the corporation is:

    Edwin L. Miller, Jr.
    Testa, Hurwitz & Thibeault, LLP
    125 High Street
    Boston, MA 02109

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:
Article II   --   Amend purpose clause.
Article III -- Authorize class of preferred stock and additional shares of common stock.
Article IV -- State the rights of the authorized classes of stock.
Article VI -- State other corporate governance provisions.

SIGNED  UNDER THE  PENALTIES OF PERJURY,  this ____ day of  ___________________,
1997.

______________________________________________________________, President

________________________________________________________________, Clerk/




                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                   -------------------------------------------

          I  hereby   approve   the  within   Restated   Articles  of
          Organization and, the filing fee in the amount of $___________ having been paid, said articles are deemed to have been filed with me this ____ day of _____________________, 1997.

          Effective Date:____________________________________________



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth




                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                           Edwin L. Miller, Jr., Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02109
                             Telephone: 617-248-7516








                          EARTH AND OCEAN SPORTS, INC.

                        Restated Articles of Organization

                                    ARTICLE 4

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 15,500,000 shares, consisting of the following classes of stock: (A) 15,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and (B) 500,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

         The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of each class of authorized capital stock of the Corporation are as follows:

A.       COMMON STOCK

         1. After the requirements with respect to preferential dividends on the Preferred Stock shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         2. After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. Except as may otherwise be required by law or the provisions of these Restated Articles, or by the Board of Directors pursuant to authority granted in these Restated Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

B.       UNDESIGNATED PREFERRED STOCK

         Up to 500,000 shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

         The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Restated Articles of Organization, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issuance of the Preferred Stock in one or
more  series,   each


                              Continuation Page 4-1






with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

         (1) The distinctive designation of such series and the number of shares to constitute such series;

         (2) The rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

         (3) The right, if any, of the Corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

         (4) The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (5) The terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (6) The obligation, if any, of the Corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

         (7) Voting rights, if any;

         (8) Limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

         (9) Such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Restated Articles.




                              Continuation Page 4-2






                          EARTH AND OCEAN SPORTS, INC.

                        Restated Articles of Organization

                                    ARTICLE 6

         1. The Corporation eliminates the personal liability of each director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the Corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         2. Meetings of the stockholders of the Corporation may be held anywhere in the United States.

         3. The directors of the Corporation may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

         4. The whole or any part of the authorized but unissued shares of capital stock of the Corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

         5. The Corporation may become a partner in any business.

         6. The Corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) may (i) authorize any amendment to its Restated Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the Corporation's property and assets, including its goodwill and (iii) approve a merger or consolidation of the Corporation with or into any other corporation, provided that such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors.

                             Continuation Page 6-1